                                                                     EXHIBIT 4.1

                                 FIRST AMENDMENT
                               TO ESCROW AGREEMENT

                  FIRST AMENDMENT (this "First Amendment"), dated as of August 21, 2003, by and among URS Corporation, a Delaware corporation ("Parent"), URS Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("EG&G Merger Sub"), URS-LSS Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Lear Merger Sub" and together with EG&G Merger Sub, the "Merger Subs"), EG&G Technical Services Holdings, L.L.C. (the "Holder Representative") and State Street Bank and Trust Company of California, N.A., a national banking association (the "Escrow Agent").

                  WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of July 16, 2002 (the "Original Merger Agreement"), Carlyle-EG&G Holdings Corp., a Delaware corporation ("EG&G" or a "Target Company"), was merged with and into EG&G Merger Sub, and Lear Siegler Services, Inc., a Delaware corporation ("Lear" or a "Target Company" and, together with EG&G, the "Target Companies"), was merged with and into Lear Merger Sub (collectively, the "Mergers");

                  WHEREAS, on the date hereof the Original Merger Agreement is being amended as of the date hereof in order to permit Parent and the other Parent Indemnitees (or any person claiming by or through them) to make certain claims for damages in connection with the Merger Agreement beyond the one-year period set forth in the Original Merger Agreement (the Original Merger Agreement, as so amended, the "Merger Agreement");

                  WHEREAS, Parent, the Merger Subs, the Holder Representative and the Escrow Agent desire to amend the Escrow Agreement, dated as of August 22, 2002, by and among the Parent, the Merger Subs, the Holder Representative and the Escrow Agreement (the "Original Escrow Agreement"), in order to permit Parent and the other Parent Indemnitees (or any person claiming by or through them) to make certain claims against the Escrow Agreement for indemnification, compensation or reimbursement under Article VIII of the Merger Agreement beyond the one-year period set forth in the Original Escrow Agreement; and

                  WHEREAS, Parent has caused to be filed and declared effective by the Securities and Exchange Commission, a shelf registration statement on Form S-3 (No. 333-107284) (the "Shelf Registration Statement") pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Act") covering the resale of the Escrow Shares.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                DEFINITIONS; ETC.

                  1.1 Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Original Escrow Agreement.

                  1.2 Effect on the Original Agreement. Except as expressly provided in this First Amendment, all of the terms, conditions, restrictions and other provisions contained in the Original Escrow Agreement shall remain in full force and effect. All references to the "Agreement" herein and in the Original Escrow Agreement shall refer to the Original Escrow Agreement as amended by this First Amendment.

                                   ARTICLE II

                                   AMENDMENTS

                  2.1 Amendment of Section 3(i). Section 3(i) of the Original Escrow Agreement is hereby amended to read in its entirety as follows:

         The Stock Escrow Fund shall terminate on the earliest date specified as such by the Holder Representative, which date is both (i) specified in a written notice delivered by the Holder Representative to Parent and the Escrow Agreement at least seven (7) days prior to such date and
         (ii) no earlier than October 21, 2003 (the "Stock Escrow Fund Termination Date").

                  2.2 Further Amendment. The parties hereto agree, reasonably promptly after the date hereof, to further amend the Escrow Agreement to permit the Target Stockholders to sell a number of the Escrow Shares to be designated by the Holder Representative in accordance with the plan of distribution set forth in the prospectus supplement to the prospectus included in the Shelf Registration Statement, provided that the Holder Representative shall be obligated to cause the Target Stockholders to deposit the net proceeds of each sale into the Stock Escrow Fund. The parties shall cooperate in good faith to agree to appropriate amendments governing such release of Escrow Shares and deposit of net proceeds, and related changes to the Escrow Agreement that are appropriate in connection therewith.

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

                                   ARTICLE III

                             CERTAIN REPRESENTATIONS

                  3.1 Each party hereto hereby represents and warrants to each other party that (i) it has full power and authority to execute and deliver this instrument and to consummate the transactions contemplated hereby and (ii) this instrument has been duly executed and delivered by such party and, assuming this instrument constitutes a valid and binding obligation of each other party, this instrument constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

                                   ARTICLE IV

                               GENERAL PROVISIONS

                  4.1 Interpretation. The headings contained in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amendment.

                  4.2 Governing Law. This First Amendment shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

                  4.3 Counterparts. This First Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of a signed counterpart by facsimile transmission will constitute a party's due execution and delivery of this First Amendment.

                  (Remainder of page intentionally left blank)

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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this First Amendment as of the date first written above.

                                      URS CORPORATION

                                      /s/ Kent Ainsworth
                                      ------------------------------------------
                                          Name: Kent Ainsworth
                                          Title: Executive Vice President and
                                          C.F.O.

                                      URS HOLDINGS, INC.

                                      /s/ Kent Ainsworth
                                      ------------------------------------------
                                          Name: Kent Ainsworth
                                          Title: Executive Vice President and
                                          C.F.O.

                                      URS-LSS HOLDINGS, INC.

                                      /s/ Kent Ainsworth
                                      ------------------------------------------
                                          Name: Kent Ainsworth
                                          Title: Executive Vice President and
                                          C.F.O.

                                      EG&G TECHNICAL SERVICES HOLDINGS, L.L.C., in its capacity as Holder Representative

                                      /s/ Joseph E. Lipscomb
                                          ----------------------------------
                                          Name: Joseph E. Lipscomb
                                          Title: Vice President

                                      STATE STREET BANK AND TRUST COMPANY OF
                                      CALIFORNIA, N.A.

                                      /s/ Paula Oswald
                                          ----------------------------------
                                          Name: Paula Oswald
                                          Title: Vice President


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